BY-LAWS

WHITEMARK HOMES, INC.

ARTICLE I
OFFICES

     The principal office of the corporation in the state of incorporation shall be located in the City and County of Denver of said state.  The corporation may have such other offices or relocate its principal office either within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Articles of Incorporation to be maintained in the state of incorporation may be, but need not be, identical with the principal office in the state of incorporation and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II
SHAREHOLDERS

     Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the second Friday in the month of June in each year, at the hour of 10:30 a.m., or as otherwise set by the Board of Directors at their discretion, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the state of incorporation, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day herein designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     Section 2.  Special Meetings.  Special meetings of the shareholders for any purposes, unless otherwise prescribed by statute, may be called by the president, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one- tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3.  Place of Meeting.  The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual or special meeting.  A waiver of notice, signed by all shareholders entitled to vote at a meeting, may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting.  If no designation is made, the place of meeting shall be the registered office of the corporation in the state of incorporation.

     Section 4.  Notice of Meeting.  Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered and/or published as the laws of the state of incorporation shall provide.

     Section 5.  Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders; such date, in case of a meeting of shareholders, shall be not more than 50 days nor less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 6.  Quorum.  Forty-five percent or more of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than forty-five percent of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 7.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after one month from the date of its execution, unless otherwise provided in the proxy.

     Section 8.  Voting of Shares.  Subject to the provisions of Sections 9 and 10 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 9.  Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which the receiver was appointed.

     A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and, thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
      Section 10.  Cumulative Voting.  Cumulative voting shall not be permitted.

     Section 11.  Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders or any other action, which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III
BOARD OF DIRECTORS

     Section 1.  General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors.

     The Board of Directors shall have the power from time to time to provide for the management of the offices of the corporation at home or abroad in such manner as they see fit and, in particular, from time to time to delegate any of the powers of the Board in the course of the current business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons as agents of the corporation with such powers (including the power to sub-delegate) and upon such terms as may be deemed fit.

     In addition to the powers and authorities by the Articles of Incorporation and by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 2.  (A)  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board  by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section A.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary, Whitemark Homes, Inc.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.  Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (I) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (I) the name and record address of stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (B)  At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the next annual meeting of stockholders and until his/her successor has been elected and qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation.

     (C) Any director may be removed from office only for cause and only by the affirmative vote of the holders of eighty percent (80%) of the voting power of the outstanding shares of Common Stock.

     (D)  The number of directors constituting the entire Board of Directors shall be not less than three nor more than fifteen as may be fixed from time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.  If a resolution is passed by a majority of the entire Board to increase the number of directors, a majority of the entire Board of Directors may elect a new director or directors to fill any such newly created directorship.  Any such new director shall hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

     (E)  Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy shall be elected to hold office until the succeeding annual meeting of stockholders of the Corporation and until his or her successor has been duly elected and qualified.

     Section 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held, without other notice than this By- Law, immediately after and at the same place as the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the state of incorporation, for the holding of additional regular meetings, without other notice than such resolution.

     Section 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5.  (A) Notice.  Notice of any special meeting shall be given at least one day previously thereto by written notice delivered personally or mailed to each director at his business address or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     (B)  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary, Whitemark Homes, Inc. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (I) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the name and record address of the shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2, provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 6.  Quorum.  Any five directors, or a majority of the total membership of the Board (but not less than two directors), whichever is the smaller number, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice.

     Section 7.  Action by Consent of Board Without Meeting. Any action required or permitted to be taken by the Board of Directors under any provision of the laws of the state of incorporation may be taken without a meeting, if a majority of the members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a majority vote of such directors.

     Section 8.  Manner of Acting.  The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

     The order of business at any regular or special meeting of the Board of Directors shall be:

     1.  Calling the roll.
     2.  Secretary's proof of due notice of meeting, if required.
     3.  Reading and disposal of unapproved minutes.
     4.  Reports of officers.
     5.  Unfinished business.
     6.  New business.
     7.  Adjournment.

     Section 9.  Vacancies.  Any vacancy occurring in the Board of Directors by reason of an increase, pursuant to Article III, Section 2, or for any other reason may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.

     Section 10. Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor or from receiving payment for any extraordinary or unusual service as a director.

     Section 11. Presumption of Assent.  A director of the corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director, who voted in favor of such action, nor to action taken under Article II, Section 2, of these By-Laws.

     Section 12. Resignation of Officers or Directors.  Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless a time be fixed in the resignation and then it will take effect from the date. The acceptance of the resignation shall not be required to make it effective.

ARTICLE IV
OFFICERS

     Section 1.  Number. The officers of the corporation shall be a chairman of the Board, a president, may or may not have one or more vice-presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, all of whom shall be designated executive officers and each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, as may be deemed necessary, shall be designated administrative assistant officers and may be appointed by the president. Any two or more offices may be held by the same person, except the offices of president and secretary.

     Section 2.  Election and Term of Office.  The executive officers of the corporation, to be elected by the Board of Directors, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each executive officer shall hold office until his successor has been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Administrative assistant officers shall hold office at the pleasure of the president.

     Section 3.  Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.  Vacancies. A vacancy in any executive office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.  Chairman of the Board.  If a Chairman of the Board of Directors shall be elected by the Board of Directors, he shall preside at all meetings of the stockholders and of the Board of Directors and, by virtue of his office, shall be a member of the Executive Committee.

     Notwithstanding the authority of the president, hereinafter all contracts of a duration of six months or longer shall be subject to the approval of the Chairman of the Board and any contract involving the expenditure of funds in excess of $25,000 shall likewise be subject to approval of the Chairman of the Board.

     Section 6.  The President. The president shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall be in general charge of the affairs of the company.  In the event the Chairman of the Board of Directors is elected, the president shall have general charge of the business and affairs of the corporation.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 7.  The Vice-President.  In the absence of the president or in the event of his death or inability or refusal to act, the vice-president (or, in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice- president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     Section 8.  The Secretary.  The secretary shall: (a)  keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b)  see that all notices are duly given in accordance with the provisions of these By-Laws as required by law; (c)  be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d)  keep a register of the post office address of each shareholder, which shall be furnished to the secretary by such shareholders; (e)  sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f)  have general charge of the stock transfer books of the corporation; (g)  in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     Section 9.  The Treasurer.  If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     Section 10.  Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the president, may sign with the president or a vice-president certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors.  The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president.

     Section 11.  Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of the administrative assistant officers shall be fixed by the president.

ARTICLE V
CONTRACTS, LOANS, CHECKS
AND DEPOSITS

     Section 1.  Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans in excess of $10,000 shall be contracted on behalf of the corporation and no evidence of indebtedness in excess of $10,000 shall be issued in its name, unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.  Deposits. All funds of the corporation, not otherwise employed, shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the president, or a vice- president, and by the secretary, or an assistant secretary; or such shares must be authenticated by facsimiles of the signatures of the president and secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary.

     To be effective, every certificate for shares authenticated by a facsimile of the signature must be:

(a)	Countersigned and registered by the transfer agent or transfer clerk of the corporation, either domestic or foreign, as registrar of transfers, or

(b)
Countersigned by a facsimile of the signature of the transfer agent or transfer clerk of the corporation and registered by written signature by an incorporated bank or trust Company, either domestic or foreign, as registrar of transfers.

     A certificate for shares signed or impressed with the facsimile signature, whether written, printed or stamped by an officer, who ceases by death, resignation or otherwise to be an officer of the corporation before the certificate is delivered by the corporation, is as valid as though signed by a duly elected, qualified and authorized officer, provided that such certificate is countersigned and registered by the signature of the transfer clerk or transfer agent of the corporation as registrar of shares.

     Further, a certificate shall be deemed countersigned by the facsimile signature of the transfer agent or transfer clerk of the corporation, even though the person whose facsimile signature as the transfer agent or transfer clerk or on behalf of such agent or clerk has been written, printed or stamped on the certificate ceases, by death, resignation or otherwise, to be a person  so authorized  to sign such certificate before the certificate is delivered by the corporation.

     All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2.  Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person, in whose name shares stand on the books of the corporation, shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII
FISCAL YEAR

     The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

ARTICLE VIII
DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay in cash, stock or other property, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX
SEAL

     The Board of Directors shall provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of incorporation and the words "Corporate Seal."

ARTICLE X
WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation, under the provisions of the Articles of Incorporation or under the provisions of the applicable laws of the state of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By- Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XII
UNIFORMITY OF INTERPRETATION
AND SEVERABILITY

     These By-Laws shall be so interpreted and construed as to conform to the Articles of Incorporation and the statutes of the state of incorporation or of any other state in which conformity may become necessary by reason of the qualification of the corporation to do business in such foreign state, and where conflict between these By-Laws and the Articles of Incorporation or the statutes of the state of incorporation has arisen or shall arise, these By-Laws shall be considered to be modified to the extent, but only to the extent, conformity shall require.  If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of the By-Laws without the invalid provision or the application thereof, and the provisions of these By-Laws are declared to be severable.